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                                                                   Exhibit 23(g)

                              FORM OF CONSENT OF
              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

     We hereby consent to the use of our opinion letter dated February 28, 1999 to the Board of Directors of UGI Corporation included as Appendix B-2 to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of a wholly-owned subsidiary of UGI Corporation with and into Unisource Worldwide, Inc., and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "SUMMARY" and "THE MERGER -- Opinion of UGI's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED

                                           BY:____________________________
                                                Name:
                                                Title:

New York, New York
____________, 1999